AGREEMENT

THIS AGREEMENT made with effect from the 31st day of January, 2013 (the "Effective Date").

BETWEEN:

Dykes Geologic Systems Limited ("The Contractor")
514 East Columbia Street
New Westminster, BC, V3L-3X7

AND:

U.S. Tungsten Corporation ("The Company")
871 Coronado Centre Drive, Suite 200,
Henderson, Nevada 89052

RECITALS:

A. The Company wishes the contractor to manage and control the staking of claims for the Montana Tungsten Project . With staking to occur in the Browne Lake and Greenstone areas of Montana

B. The contractor agrees to have the required staking completed. The cost of staking the claims in the two areas will be $27,500 for the Browne Lake area and $15,000 at Greenstone

THIS AGREEMENT WITNESSES THAT in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. The client will advance the initial $25,000 to start the staking at Browne's Lake. Upon completion of the staking and should the client wish to proceed, an additional $17,500 will be required to complete the Greenstone staking.

2. In addition to the above the client will deliver 100,000 shares in stock of US Tungsten Corporation in the name of Dykes Geologic Systems Ltd. It is understood that teh stock will be restricted for a period of 365 Days

3. Should additional work be required it will be covered under a separate agreement.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

Dykes Geologic Systems Ltd.	**Position**	**Dated**
Per: [signature] Authorized Signatory	President	Feb 11/2013
U.S. Tungsten Corp.		
Per: [signature]	President	Feb 11th 2013

Authorized Signatory